Exhibit 99.1

Investor Contact:

Charlotte McLaughlin

HD Supply Investor Relations

770-852-9100

InvestorRelations@hdsupply.com

Media Contact:

Quiana Pinckney

HD Supply Public Relations

770-852-9057

Quiana.Pinckney@hdsupply.com

HD Supply Holdings, Inc. Announces Fiscal 2018 First-Quarter Results,

Raises Full-Year Guidance

ATLANTA, GA — June 5, 2018 — HD Supply Holdings, Inc. (NASDAQ: HDS), one of the largest industrial distributors in North America, today reported Net sales of $1.4 billion for the first quarter of fiscal 2018 ended April 29, 2018, an increase of $173 million, or 14.2 percent, as compared to the first quarter of fiscal 2017.  Organic sales growth for the first quarter of fiscal 2018 was 9.9 percent, as compared to the first quarter of fiscal 2017.

“I am proud of the team’s performance in the first quarter. Despite difficult weather conditions in many regions, we delivered impressive sales growth of 14 percent,” stated Joe DeAngelo, Chairman and CEO of HD Supply. “We are seeing the return from our growth investments and I am excited for the team to continue building upon the strong start to 2018. I look forward to sharing more of our growth story on June 21st during our first Investor Day in Atlanta.”

Gross profit increased $68 million, or 14.0 percent, to $552 million for the first quarter of fiscal 2018, as compared to $484 million for the first quarter of fiscal 2017. Gross profit was 39.7 percent of Net sales for the first quarter of fiscal 2018, down approximately 10 basis points from 39.8 percent for the first quarter of fiscal 2017.

Operating income increased $22 million, or 17.1 percent, to $151 million for the first quarter of fiscal 2018, as compared to $129 million for the first quarter of fiscal 2017. Operating income was 10.9 percent of Net sales for the first quarter of fiscal 2018, up approximately 30 basis points from 10.6 percent for the first quarter of fiscal 2017.

Net income increased $4 million, or 4.7 percent, to $89 million for the first quarter of fiscal 2018, as compared to $85 million for the first quarter of fiscal 2017.

Adjusted EBITDA increased $33 million, or 21.0 percent, to $190 million for the first quarter of fiscal 2018, as compared to $157 million for the first quarter of fiscal 2017. Adjusted EBITDA was 13.7 percent of Net sales for the first quarter of fiscal 2018, up approximately 80 basis points from 12.9 percent for the first quarter of fiscal 2017.

Adjusted net income increased $50 million, or 62.5 percent, to $130 million for the first quarter of fiscal 2018 as compared to $80 million for the first quarter of fiscal 2017.  Adjusted net income per diluted share was $0.70 in the first quarter of fiscal 2018, as compared to $0.39 in the first quarter of fiscal 2017.

As of April 29, 2018, HD Supply’s combined liquidity of $880 million was comprised of $150 million in cash and cash equivalents and $730 million of additional available borrowings (excluding $174 million of borrowings on available cash balances) under HD Supply, Inc.’s senior asset-based lending facility, based on qualifying inventory and receivables.

Business Unit Performance

Facilities Maintenance

Net sales increased $41 million, or 6.0 percent, to $723 million in the first quarter of fiscal 2018, as compared to $682 million for the first quarter of fiscal 2017.  Adjusted EBITDA increased $15 million, or 13.9 percent, to $123 million for the first quarter of fiscal 2018, as compared to $108 million for the first quarter of fiscal 2017.  Adjusted EBITDA was 17.0 percent of Net sales for the first quarter of fiscal 2018, up approximately 120 basis points from 15.8 percent for the first quarter of fiscal 2017.

Construction & Industrial

Net sales increased $130 million, or 24.3 percent, to $666 million in the first quarter of fiscal 2018, as compared to $536 million for the first quarter of fiscal 2017.  Organic sales growth was approximately 14.4 percent in the first quarter of fiscal 2018 as compared to the first quarter of fiscal 2017. Adjusted EBITDA increased $18 million, or 36.7 percent, to $67 million for the first quarter of fiscal 2018, as compared to $49 million for the first quarter of fiscal 2017.  Adjusted EBITDA was 10.1 percent of Net sales for the first quarter of fiscal 2018, up approximately 100 basis points from 9.1 percent for the first quarter of fiscal 2017.

First-Quarter Monthly Sales Performance

Net sales for February, March and April of fiscal 2018 were $391 million, $423 million and $575 million, respectively.  There were 20 selling days in February, 20 selling days in March and 25 selling days in April in both 2018 and 2017.  Average year-over-year daily sales growth for February, March and April was 11.7 percent, 12.0 percent and 17.7 percent, respectively. On an organic basis, average year-over-year daily sales growth for February, March and April was 11.7 percent, 7.5 percent and 10.3 percent, respectively.

Preliminary May Sales Results

Preliminary Net sales in May 2018 were approximately $488 million, which represents year-over-year average daily sales growth of approximately 18.7 percent (10.6 percent on an organic basis).  Preliminary May year-over-year average daily sales growth by business segment was approximately 6.3 percent for Facilities Maintenance and approximately 34.5 percent (16.0 percent on an organic basis) for Construction & Industrial.  There were 20 selling days in both May 2018 and May 2017.

Second-Quarter and Full-Year 2018 Outlook

For the second quarter of fiscal 2018, Net sales are anticipated to be in the range of $1,535 million and $1,595 million, Adjusted EBITDA(1) in the range of $235 million and $245 million and Adjusted net income per diluted share(1) in the range of $0.92 and $0.97.  Adjusted net income per diluted share range assumes a fully diluted weighted average share count of approximately 185 million.  At the mid-point of the ranges, our second-quarter 2018 Net sales and Adjusted EBITDA translate into approximately 16 percent growth and 15 percent growth, respectively, versus prior year.  On an organic bases at the mid-point of the range, our second-quarter 2018 Net sales represents approximately 8 percent growth.

For the full year fiscal 2018, Net sales are anticipated to be in the range of $5,820 million and $5,940 million, Adjusted EBITDA(1) in the range of $832 million and $862 million and Adjusted net income per diluted share(1) in the range of $3.11 and $3.27.  Adjusted net income per diluted share range assumes a fully diluted weighted average share count of approximately 185 million.

(1)  No reconciliation of the forecasted range for Adjusted EBITDA to Net income or Income from Continuing Operations and Adjusted net income per diluted share to Net income per diluted share or Income from Continuing Operations per diluted share for the second quarter of fiscal 2018 or the full year fiscal 2018 is included in this press release because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Fiscal 2018 First-Quarter Conference Call

As previously announced, HD Supply will hold a conference call on Tuesday, June 5th, 2018 at 8:00 a.m. (Eastern Time) to discuss its first-quarter results.  The conference call and presentation materials can be accessed via webcast by logging on from the Investor Relations section of the company’s Web site at hdsupply.com. The online replay will remain available for a limited time following the call.

2018 Investor Day

As previously announced, HD Supply will hold an investor day on Thursday, June 21st, 2018 at 8:00 a.m. (Eastern Time) to discuss company performance and strategy.  For further information, please go to the Investor Relations section of the company’s Web site at hdsupply.com or contact our team at investorrelations@hdsupply.com

Non-GAAP Financial Measures

HD Supply supplements its reporting of Net income with non-GAAP measurements, including Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share. This supplemental information should not be considered in isolation or as a substitute for the GAAP measurements.  Additional information regarding Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share referred to in this press release is included below under “Reconciliation of Non-GAAP Measures.”

About HD Supply

HD Supply (www.hdsupply.com) is one of the largest industrial distributors in North America. The company provides a broad range of products and value-add services to approximately 500,000 customers with leadership positions in maintenance, repair and operations, and specialty construction sectors. Through approximately 270 branches and 44 distribution centers in the U.S. and Canada, the company’s approximately 11,000 associates provide localized, customer-driven services including jobsite delivery, will call or direct-ship options, diversified logistics and innovative solutions that contribute to its customers’ success.

Forward-Looking Statements and Preliminary Results

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are based on management’s beliefs and assumptions and information currently available to management and are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future results, and that actual results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those “Risk factors” in our annual report on Form 10-K, for the fiscal year ended January 28, 2018, filed on March 13, 2018 and those described from time to time in our, and HD Supply, Inc.’s, other filings with the U.S. Securities and Exchange Commission, which can be found at the SEC’s website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Estimates for Net sales, Adjusted EBITDA and Adjusted net income per diluted share are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between HD Supply’s actual results and the preliminary financial data set forth above may be material.

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

Amounts in millions, except share and per share data, Unaudited

	Three Months Ended
	April 29, 2018	April 30, 2017
Net Sales	$1,389	$1,216
Cost of sales	837	732
Gross Profit	552	484
Operating expenses:
Selling, general and administrative	372	334
Depreciation and amortization	22	21
Restructuring	7	—
Total operating expenses	401	355
Operating Income	151	129
Interest expense	34	49
Interest (income)	(1)	—
Loss on extinguishment & modification of debt	—	3
Income from Continuing Operations Before Provision for Income Taxes	118	77
Provision for income taxes	29	19
Income from Continuing Operations	89	58
Income from discontinued operations, net of tax	—	27
Net Income	$89	$85
Other comprehensive income — foreign currency translation adjustment	1	1
Total Comprehensive Income	$90	$86

Weighted Average Common Shares Outstanding (thousands)
Basic	184,326	200,708
Diluted	185,155	203,017

Basic Earnings Per Share(1):
Income from Continuing Operations	$0.48	$0.29
Income from Discontinued Operations	$—	$0.13
Net Income	$0.48	$0.42
Diluted Earnings Per Share(1):
Income from Continuing Operations	$0.48	$0.29
Income from Discontinued Operations	$—	$0.13
Net Income	$0.48	$0.42

(1) May not foot due to rounding.

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

Amounts in millions, except per share data, Unaudited

	April 29, 2018	January 28, 2018
ASSETS
Current assets:
Cash and cash equivalents	$150	$558
Receivables, less allowance for doubtful accounts of $16 and $12	728	612
Inventories	792	674
Other current assets	55	31
Total current assets	1,725	1,875
Property and equipment, net	344	325
Goodwill	1,984	1,807
Intangible assets, net	209	91
Deferred tax asset	160	205
Other assets	18	15
Total assets	$4,440	$4,318
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$475	$377
Accrued compensation and benefits	74	95
Current installments of long-term debt	11	11
Other current liabilities	242	138
Total current liabilities	802	621
Long-term debt, excluding current installments	2,087	2,090
Other liabilities	60	141
Total liabilities	2,949	2,852
Stockholders’ equity:
Common stock, par value $0.01; 1 billion shares authorized; 184.2 million and 185.7 million shares issued and outstanding at April 29, 2018, and January 28, 2018, respectively	2	2
Paid-in capital	4,038	4,029
Accumulated deficit	(1,877)	(1,966)
Accumulated other comprehensive loss	(16)	(17)
Treasury stock, at cost, 20.1 and 18.2 million shares at April 29, 2018 and January 28, 2018, respectively	(656)	(582)
Total stockholders’ equity	1,491	1,466
Total liabilities and stockholders’ equity	$4,440	$4,318

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Amounts in millions, Unaudited

	Three Months Ended
	April 29, 2018	April 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$89	$85
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	24	25
Provision for uncollectibles	2	2
Non-cash interest expense	6	3
Payment of discounts upon extinguishment of debt	—	(4)
Loss on extinguishment of debt	—	3
Stock-based compensation expense	6	6
Deferred income taxes	27	34
Other	—	(1)
Changes in assets and liabilities, net of the effects of acquisitions & dispositions:
(Increase) decrease in receivables	(66)	(113)
(Increase) decrease in inventories	(81)	(83)
(Increase) decrease in other current assets	(9)	(3)
Increase (decrease) in accounts payable and accrued liabilities	52	129
Net cash provided by operating activities	50	83
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(19)	(24)
Payments for businesses acquired, net	(362)	—
Proceeds from sales of property and equipment	—	2
Net cash provided by (used in) investing activities	(381)	(22)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under employee benefit plans	2	25
Purchase of treasury shares	(64)	(9)
Tax withholdings on stock-based awards	(6)	—
Repayments of long-term debt	(3)	(100)
Borrowings on long-term revolver debt	6	75
Repayments on long-term revolver debt	(9)	(55)
Debt issuance and modification costs	—	(5)
Other financing activities	(3)	3
Net cash provided by (used in) financing activities	(77)	(66)
Effect of exchange rates on cash and cash equivalents	—	—
Increase (decrease) in cash and cash equivalents	$(408)	$(5)
Cash and cash equivalents at beginning of period	558	75
Cash and cash equivalents at end of period	$150	$70

HD SUPPLY HOLDINGS, INC.

SEGMENT REPORTING

Amounts in millions, Unaudited

	Facilities Maintenance	Construction & Industrial	Eliminations	Total Continuing Operations
Three Months Ended April 29, 2018
Net sales	$723	$666	$—	$1,389
Adjusted EBITDA	123	67	—	190
Depreciation(1) & Software Amortization	9	10	—	19
Other Intangible Amortization	2	3	—	5
Three Months Ended April 30, 2017
Net sales	$682	$536	$(2)	$1,216
Adjusted EBITDA	108	49	—	157
Depreciation(1) & Software Amortization	9	10	—	19
Other Intangible Amortization	2	1	—	3

(1)         Depreciation includes amounts recorded within Cost of sales in the Consolidated Statements of Operations.

Reconciliation of Non-GAAP Measures

Adjusted EBITDA and Adjusted net income are not recognized terms under GAAP and do not purport to be alternatives to Net income as a measure of operating performance. We present Adjusted EBITDA and Adjusted net income because each is a primary measure used by management to evaluate operating performance. In addition, we present Adjusted net income to measure our overall profitability as we believe it is an important measure of our performance. We believe the presentation of Adjusted EBITDA and Adjusted net income enhances investors’ overall understanding of the financial performance of our business.

Adjusted EBITDA is based on “Consolidated EBITDA,” a measure which is defined in our senior credit facilities and used in calculating financial ratios in several material debt covenants. Adjusted EBITDA is defined as Net income less Income from discontinued operations, net of tax, plus (i) Interest expense and Interest income, net, (ii) Provision for income taxes, (iii) depreciation and amortization and further adjusted to exclude loss on extinguishment of debt, non-cash items and certain other adjustments to Consolidated Net Income permitted in calculating Consolidated EBITDA under our senior credit facilities.

Adjusted net income is defined as Net income less Income from discontinued operations, net of tax, further adjusted for loss on extinguishment of debt, certain non-cash, non-recurring or unusual items, net of tax.

We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, our presentation of Adjusted EBITDA and Adjusted net income may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA and Adjusted net income have limitations as analytical tools and should not be considered in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•                       Adjusted EBITDA and Adjusted net income do not reflect changes in, or cash requirements for, our working capital needs;

•                       Adjusted EBITDA does not reflect our interest expense, or the requirements necessary to service interest or principal payments on our debt;

•                       Adjusted EBITDA does not reflect our income tax expenses or the cash requirements to pay our taxes;

•                       Adjusted EBITDA and Adjusted net income do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Adjusted EBITDA

The following table presents a reconciliation of Net income and Income from Continuing Operations, the most directly comparable financial measures under GAAP, to Adjusted EBITDA for the periods presented (amounts in millions):

	Three Months Ended
	April 29, 2018	April 30, 2017
Net income	$89	$85
Less income from discontinued operations, net of tax	—	27
Income from continuing operations	89	58
Interest expense, net	33	49
Provision for income taxes	29	19
Depreciation and amortization (1)	24	22
Loss on extinguishment of debt (2)	—	3
Restructuring charges (3)	7	—
Stock-based compensation	6	6
Acquisition and integration costs (4)	2	—
Adjusted EBITDA	$190	$157

(1)         Depreciation and amortization includes amounts recorded within Cost of sales in the Consolidated Statements of Operations.

(2)         Represents the loss on extinguishment of debt including the write-off of unamortized deferred financing costs, original issue discount and other assets or liabilities associated with such debt.

(3)         Represents the costs related to exiting the Company’s previous corporate headquarters and the costs incurred for strategic alignment of our workforce. These costs include severance, relocation costs and other related costs.

(4)         Represents the costs incurred in the acquisition and integration of A.H. Harris Construction Supplies, purchased on March 5, 2018.

Adjusted Net Income

The following table presents a reconciliation of Net income and Income from Continuing Operations, the most directly comparable financial measures under U.S. GAAP, to Adjusted net income for the periods presented (amounts in millions):

	Three Months Ended
	April 29, 2018	April 30, 2017
Net income	$89	$85
Less income from discontinued operations, net of tax	—	27
Income from continuing operations	89	58
Plus: Provision for income taxes	29	19
Less: Cash income taxes	(2)	(3)
Plus: Amortization of acquisition-related intangible assets (other than software)	5	3
Plus: Loss on extinguishment of debt (1)	—	3
Plus: Restructuring charges (2)	7	—
Plus: Acquisition and integration costs (3)	2	—
Adjusted Net Income	$130	$80

Diluted weighted average common shares outstanding	185,155	203,017
Adjusted net income per share — diluted	$0.70	$0.39

(1)         Represents the loss on extinguishment of debt including the write-off of unamortized deferred financing costs, original issue discount and other assets or liabilities associated with such debt.

(2)         Represents the costs related to exiting the Company’s previous corporate headquarters and the costs incurred for strategic alignment of our workforce. These costs include severance, relocation costs and other related costs.

(3)         Represents the costs incurred in the acquisition and integration of A.H. Harris Construction Supplies, purchased on March 5, 2018.

No reconciliation of the forecasted range for Adjusted EBITDA to Net income and Adjusted net income per diluted share to Net income per diluted share for the second quarter of fiscal 2018 or full year fiscal 2018 is included in this press release because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.